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                                                                     EXHIBIT 1.1

                            UNDERWRITING AGREEMENT
                            ----------------------

                               February 6, 2001



Dain Rauscher Wessels,
  a division of Dain Rauscher Incorporated
60 South Sixth Street
Minneapolis, Minnesota 55402


Ladies and Gentlemen:

          Onyx Software Corporation, a Washington corporation (the "Company"), proposes to issue and issue and sell to Dain Rauscher Wessels, a division of Dain Rauscher Incorporated (the "Underwriter"), an aggregate of 2,500,000 shares (the "Firm Shares") of Common Stock, no par value, of the Company (the "Common Stock") and, at the election of the Underwriter, up to 375,000 shares of Common Stock (the "Option Shares"). The Firm Shares and the Option Shares are herein collectively called the "Shares."

          It is understood that the Underwriter proposes to make a public offering of the Shares as soon as the Underwriter deems it advisable to do so. The Firm Shares will be initially offered to the public at the public offering price and in the manner set forth in the Prospectus (as defined below). The Underwriter may from time to time thereafter change the public offering price and other selling terms. To the extent, if any, that any Option Shares are purchased pursuant to Section 1(b), the Underwriter will offer such Option Shares to the public on the foregoing terms.

          1.   Sale and Purchase of the Shares.

          (a) On the basis of the representations, warranties and agreements contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at a price of $12.75 per share (the "Initial Price"), the Firm Shares.

          (b) In addition, on the basis of the representations, warranties and agreements contained in, and subject to the terms and conditions of, this Agreement, the Company hereby grants to the Underwriter an option to purchase, at its election, the Option Shares at the same price per share as set forth for the Firm Shares in Section 1(a), for the sole purpose of covering overallotments in the sale of the Firm Shares. The option granted hereby may be exercised in whole or in part, but only once, and at any time upon written notice from the

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     Underwriter to the Company given within 30 days after the date of the public offering of the Firm Shares setting forth the number of Option Shares as to which the Underwriter is exercising the option and the time and date at which certificates are to be delivered. The time and date at which certificates for Option Shares are to be delivered shall be determined by the Underwriter but shall not be earlier than two or later than ten business days after the exercise of the option, and shall not in any event be prior to the Closing Date for the Firm Shares.

          2. Delivery and Payment. Delivery by the Company of the Shares to the Underwriter for its account, and payment of the purchase price by wire transfer or by certified or official bank check or checks payable in New York Clearing House (same day) funds drawn to the order of the Company for the shares purchased from the Company, against delivery of the respective certificates therefor to the Underwriter, shall take place at the offices of Dain Rauscher Wessels, a division of Dain Rauscher Incorporated, 60 South Sixth Street, Minneapolis, Minnesota 55402, at 10:00 a.m., New York City time, (i) in the case of the Firm Shares, on the third business day following the date of the public offering of the Firm Shares by the Underwriter, or at such time on such other date, not later than 10 business days after the date of this Agreement, as shall be agreed upon by the Company and the Underwriter and (ii) in the case of the Option Shares, at such date as shall be determined in accordance with Section 1(b) (each such time and date of delivery and payment, a "Closing Date," as appropriate).

          Certificates evidencing the Shares shall be registered in such names and shall be in such denominations as the Underwriter shall request at least two full business days before the relevant Closing Date and shall be made available to the Underwriter for checking and packaging, at such place as is designated by the Underwriter, on the full business day before the relevant Closing Date.

          3. Representations and Warranties of the Company. The Company hereby represents and warrants to the Underwriter as follows:

          (a) A Registration Statement on Form S-3 (File No. 333-50428) and a Post-Effective Amendment No. 1 thereto, including a final form of prospectus included in Post-Effective Amendment No. 1 (the "Base Prospectus"), have been prepared by the Company with respect to shares of the Common Stock in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules") of the Securities and Exchange Commission (the "Commission") thereunder, and have been filed with the Commission and declared effective. No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or threatened by the Commission. The Registration Statement, as amended by Post-Effective Amendment No. 1, is referred to herein as the "Registration Statement," and the final form of Base Prospectus included in the Registration Statement, as supplemented by the Prospectus Supplement (as defined in Section 5(a)(i)), is referred to herein as the "Prospectus." Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated

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     by reference therein, and any reference herein to the terms "amend,"
     "amendment" or "supplement" with respect to the Registration Statement or Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Underwriting Agreement, all references to the Registration Statement and Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System (EDGAR), and such copy shall be identical in content to any Prospectus delivered to the Underwriter for use in connection with the offering of the Shares. Copies of the Registration Statement and Prospectus, any such amendments or supplements and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Underwriting Agreement (including one fully executed copy of the Registration Statement and of each amendment thereto for the Underwriter and its counsel) have been delivered to the Underwriter and its counsel.

          (b) Each part of the Registration Statement, when such part became or becomes effective and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at the relevant Closing Date, conformed or will conform in all material respects with the applicable requirements of the Securities Act and the Rules; each part of the Registration Statement, when such part became or becomes effective, or when such part was filed with the Commission, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus and any amendment or supplement thereto, on the date thereof and at the relevant Closing Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in, or omissions from, any such document in reliance upon, and in conformity with, written information concerning the Underwriter that was furnished to the Company by the Underwriter specifically for use in the preparation thereof.

          (c) The documents incorporated by reference in the Registration Statement, the Prospectus or any amendment or supplement thereto, when they became or become effective under the Securities Act or were or are filed with the Commission under the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, conformed or will conform in all material respects with the requirements of the Securities Act, the Rules, the Exchange Act and/or the rules and regulations of the Commission thereunder (the "Exchange Rules"), as applicable; such documents did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (d) The financial statements of the Company together with the related schedules and notes thereto, set forth or included or incorporated by reference in the

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     Registration Statement and Prospectus fairly present the financial condition of the Company as of the dates indicated and the results of operations, changes in financial position, shareholders' equity and cash flows for the periods therein specified, in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated therein). The summary and/or selected financial and statistical data included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein and, to the extent based upon or derived from the financial statements, have been compiled on a basis consistent with the financial statements presented therein. In addition, any pro forma financial statements of the Company, and the related notes thereto, included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Furthermore, all financial statements required by Rule 3-05 or Rule 3-14 of Regulation S-X ("Rule 3-05" and "Rule 3-14", respectively), if any, have been included or incorporated by reference in the Registration Statement and the Prospectus and any such financial statements are in conformity with the requirements of Rule 3-05 and Rule 3-14. No other financial statements are required to be set forth or incorporated by reference in the Registration Statement or the Prospectus under the Securities Act or the Rules.

          (e) Ernst & Young LLP, whose reports are incorporated by reference in the Registration Statement, are and, during the periods covered by their reports, were independent public accountants as required by the Securities Act and the Rules.

          (f) The Company and each of its Subsidiaries (as hereinafter defined) is a corporation duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the laws of the jurisdiction of its incorporation. The Company and each such subsidiary or other entity controlled directly or indirectly by the Company (collectively, "Subsidiaries") is duly qualified to do business and is in good standing (with respect to jurisdictions that recognize such concept) as a foreign corporation in each jurisdiction in which the nature of the business conducted by it or location of the assets or properties owned, leased or licensed by it requires such qualification, except for such jurisdictions where the failure to so qualify would not have a material adverse effect on the assets or properties, business, results of operations or financial condition of the Company (a "Material Adverse Effect"). The Company and each of its Subsidiaries has all requisite corporate power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity (collectively, the "Permits"), to own, lease and license its assets and properties and conduct its business, all of which are valid and in full force and effect, as described in or incorporated by reference in the Registration Statement and the Prospectus, except where the lack of such Permits, individually or in the aggregate, would not have a Material Adverse Effect. The

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     Company and each of its Subsidiaries has fulfilled and performed in all material respects all of its material obligations with respect to such Permits and to the Company's knowledge, no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the Company thereunder. Except as may be required under the Securities Act and state and foreign Blue Sky laws, no other Permits are required to enter into, deliver and perform this Agreement and to issue and sell the Shares.

          (g) The Company and each of its Subsidiaries owns or possesses the right to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how and other similar rights and proprietary knowledge (collectively, "Intangibles") which are material for the conduct of its business as currently carried on or intended to be carried on, in each case as described in or incorporated by reference in the Registration Statement and the Prospectus. The description of the Intangibles in the Prospectus is correct in all material respects and fairly and correctly describes the Company's rights with respect thereto. Neither the Company nor any of its Subsidiaries has received any notice of, or has any knowledge of, any material infringement of or material conflict with asserted rights of others with respect to any Intangibles. No action, suit, arbitration, or legal, administrative or other proceeding is pending or, to the knowledge of the Company or any of its Subsidiaries, threatened which involves any Intangibles. The Company is not subject to any judgment, order, writ, injunction or decree, and is not party to any contract or agreement, which restricts or impairs the use of any of the Intangibles in a manner which would have a Material Adverse Effect. No claims have been asserted by any person with respect to the validity of the Company's ownership or right to use the Intangibles and, to the knowledge of the Company and its Subsidiaries, there is no reasonable basis for any such claim to be successful.

          (h) The Company and each of its Subsidiaries has good and marketable title in fee simple to all material items of real property and good and marketable title to all material personal property described in the Registration Statement or the Prospectus or any document incorporated by reference therein as being owned by it, except such as are described in the Registration Statement and the Prospectus or would not have a Material Adverse Effect. Any real property and buildings described in the Registration Statement or the Prospectus or any document incorporated by reference therein as being held under lease by the Company and each of its Subsidiaries is held by it under valid, existing and enforceable leases, free and clear of all liens, encumbrances, claims, security interests and defects, except such as are described in the Registration Statement and the Prospectus or would not have a Material Adverse Effect.

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          (i)  There are no litigation or governmental proceedings to which the
     Company or its Subsidiaries is subject or which is pending or, to the knowledge of the Company, threatened, against the Company or any of its Subsidiaries, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or to affect the consummation of this Agreement, or which is required to be disclosed in the Registration Statement and the Prospectus or any document incorporated by reference therein that is not so disclosed.

          (j) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as described therein, (a) there has not been any material adverse change with regard to the assets or properties, business, results of operations or financial condition of the Company; (b) neither the Company nor its Subsidiaries has sustained any loss or interference with its assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree which would have a Material Adverse Effect; and (c) since the date of the latest balance sheet included in the Registration Statement and the Prospectus, except as reflected therein, neither the Company nor its Subsidiaries has (i) issued any securities (other than issuances of Common Stock and options to purchase Common Stock issued under the Company's existing stock option and similar stock incentive plans and issuances of Common Stock upon the exercise of such options) or incurred any liability or obligation, direct or contingent, for borrowed money, except such liabilities or obligations incurred in the ordinary course of business, (ii) entered into any material transaction not in the ordinary course of business or which is required to be disclosed or incorporated by reference in the Registration Statement or the Prospectus and is not so disclosed or incorporated or (iii) declared or paid any dividend or made any distribution on any shares of its stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its stock.

          (k) There is no document, contract or other agreement of a character required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required by the Securities Act or Rules. Each description of a contract, document or other agreement in the Registration Statement and the Prospectus or incorporated by reference therein accurately reflects in all material respects the terms of the underlying document, contract or agreement. Except for agreements that have terminated or expired pursuant to their terms and agreements that have been performed in full, each agreement described in the Registration Statement and Prospectus or incorporated by reference therein or listed in the Exhibits to the Registration Statement or incorporated by reference is in full force and effect and is valid and enforceable against the Company or the Subsidiary, as the case may be, and is, to the Company's knowledge, valid and enforceable by the Company or the Subsidiary, as the case may be, in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles. Neither the Company nor the Subsidiary, if the Subsidiary is a party,

                                      -6-
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     nor to the Company's knowledge, any other party is in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case which default or event, individually or in the aggregate, would have a Material Adverse Effect. No default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition, by the Company or the Subsidiary, if the Subsidiary is a party thereto, of any other material agreement or instrument to which the Company or the Subsidiary is a party or by which it or its properties or business may be bound or affected which default or event, individually or in the aggregate, would have a Material Adverse Effect.

          (l) Neither the Company nor any of its Subsidiaries is in violation of any term or provision of its charter or by-laws or of any franchise, license, permit, judgment, decree, order, statute, rule or regulation, where the consequences of such violation, individually or in the aggregate, would have a Material Adverse Effect.

          (m) Neither the execution, delivery and performance of this Agreement by the Company nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Shares) will give rise to a right to terminate, or accelerate the due date of any payment due under, or conflict with, or result in the material breach of, any term or provision of, or constitute a material default (or an event which with notice or lapse of time or both would constitute a material default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or its Subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or its Subsidiaries is a party or by which either the Company or its Subsidiaries or any of their properties or businesses is bound, or any material franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or its Subsidiaries or violate any provision of the charter or by-laws of the Company or its Subsidiaries, except for such consents or waivers which have already been obtained and are in full force and effect.

          (n) The certificates evidencing the Shares are in due and proper legal form and have been duly authorized for issuance by the Company. All of the issued and outstanding shares of Common Stock have been duly and validly issued and are fully paid and nonassessable. There are no statutory preemptive or other similar rights to subscribe for or to purchase or acquire from the Company any shares of Common Stock of the Company or its Subsidiaries or any such rights pursuant to its Certificate of Incorporation or by-laws or any agreement or instrument to or by which the Company or any of its Subsidiaries is a party or bound. The Shares, when issued and sold pursuant to this Agreement, will be duly and validly issued, fully paid and nonassessable and none of them will be issued in violation of any preemptive or other similar right. Except as disclosed in the Registration Statement and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and there is no commitment, plan or

                                      -7-
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     arrangement to issue, any share of stock of the Company or its Subsidiaries or any security convertible into, or exercisable or exchangeable for, such stock. The Common Stock and the Shares conform in all material respects to all statements in relation thereto contained in the Registration Statement and the Prospectus. All outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, and are fully paid and nonassessable and, except as otherwise disclosed in the Prospectus, are owned directly by the Company or by another wholly-owned subsidiary of the Company free and clear of any security interests, liens, encumbrances, equities or claims, other than those described in the Prospectus.

          (o) No holder of any security of the Company has the right to have any security owned by such holder included in the Registration Statement. Except as disclosed in the Prospectus, no holder of any security of the Company has the right to demand registration of any security owned by such holder during the period ending 90 days after the date of this Agreement.

          (p) All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement and the issuance and sale of the Shares by the Company. This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes and will constitute a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

          (q) Neither the Company nor any of its Subsidiaries are involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened, which dispute would have a Material Adverse Effect. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or contractors which would have a Material Adverse Effect. The Company is not aware of any threatened or pending litigation between the Company or its Subsidiaries and any of its executive officers which, if adversely determined, could have a Material Adverse Effect and reasonably believes that such officers will remain in the employment of the Company.

          (r) No transaction has occurred between or among the Company and any of its officers or directors or any affiliate or affiliates of any such officer or director that is required to be described in and is not described in or incorporated by reference in the Registration Statement and the Prospectus.

          (s) The Company has not taken, nor will it take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of any of the Shares.

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          (t)  The Company and its Subsidiaries have filed all material Federal, state, local and foreign tax returns which are required to be filed through the date hereof, or has received extensions thereof, and has paid all taxes shown on such returns and all assessments received by it to the extent that the same are material and have become due. There are no tax audits or investigations pending, which if adversely determined would have a Material Adverse Effect; nor are there any material proposed additional tax assessments against the Company and any of its Subsidiaries.

          (u) The Shares have been or will be duly authorized for quotation on the National Association of Securities Dealers Automated Quotation National Market System ("Nasdaq"), subject to official Notice of Issuance. The Common Stock has been registered pursuant to Section 12(g) of the Exchange Act. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from Nasdaq, nor has the Company received any notification that the Commission or Nasdaq is contemplating terminating such registration or listing.

          (v) The books, records and accounts of the Company and its Subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and its Subsidiaries. The Company and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (w) The Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions described in the Prospectus; all policies of insurance and fidelity or surety bonds insuring the Company or any of its Subsidiaries or the Company's or its Subsidiaries' respective businesses, assets, employees, officers and directors are in full force and effect; the Company and each of its Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and to the Company's knowledge, neither the Company nor any Subsidiary will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would have a Material Adverse Effect. Neither the Company nor any Subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

          (x) Each approval, consent, order, authorization, designation, declaration or

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     filing of, by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated required to be obtained or performed by the Company (except such additional steps as may be required by the National Association of Securities Dealers, Inc. (the "NASD") or may be necessary to qualify the Shares for public offering by the Underwriters under the state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

          (y) There are no affiliations with the NASD among the Company's officers, directors or, to the knowledge of the Company, any five percent or greater stockholder of the Company, except as set forth in the Registration Statement or otherwise disclosed in writing to the Underwriter.

          (z) The Company and its Subsidiaries have conducted and are conducting their business in compliance with all federal, state, local and foreign laws, rules and regulations applicable to them or their business, including, but not limited to, those relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment, those relating to discrimination in the hiring, promotion or pay of employees, wages and hours laws and the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder, except where the failure to do so would not have a Material Adverse Effect.

          (aa) The Company is not and, after giving effect to the offering and sale of the Shares and the application of proceeds thereof as described in the Prospectus, will not be an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act").

          (bb) The Company, its Subsidiaries, or, to the Company's knowledge, any other person associated with or acting on behalf of the Company or its Subsidiaries including, without limitation, any director, officer, agent or employee of the Company or its Subsidiaries has not, directly or indirectly, while acting on behalf of the Company or its Subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any material provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment.

          (cc) The conditions for use of Form S-3 with respect to the Registration Statement, as set forth in the General Instructions to Form S-3, have been satisfied.

          4. Conditions of the Underwriter's Obligations. The obligation of the Underwriter to purchase the Shares is subject to each of the following terms and conditions:

          (a) The Prospectus Supplement shall have been timely filed with the Commission in accordance with Section 5(a)(i) of this Agreement.

          (b) No order preventing or suspending the use of the Prospectus shall have been or shall be in effect and no order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Commission and the Underwriter.

          (c) The representations and warranties of the Company contained in this Agreement and in the certificates delivered pursuant to Section 5(d) shall be true and correct when made and on and as of the relevant Closing Date as if made on such date. The Company shall have materially performed all covenants and agreements and satisfied all the conditions contained in this Agreement required to be performed or satisfied by it at or before the relevant Closing Date.

          (d) The Underwriter shall have received on the relevant Closing Date a certificate, addressed to the Underwriter and dated the relevant Closing Date, of the chief executive or chief operating officer or president and the chief financial officer or chief accounting officer of the Company (i) stating that the signers of such certificate have carefully examined the Registration Statement, the Prospectus and this Agreement and that the representations and warranties of the Company in this Agreement are true and correct on and as of the relevant Closing Date with the same effect as if made on the relevant Closing Date and the Company has materially performed all covenants and agreements and satisfied all conditions contained in this Agreement required to be performed or satisfied by it at or prior to the relevant Closing Date, (ii) stating that no stop order suspending the effectiveness of the Registration Statement has been issued and to their knowledge, no proceedings for that purpose are pending before or have been threatened by the Commission and (iii) setting forth such other matters as the Underwriter shall reasonably request.

          (e) The Underwriter shall have received letters on and as of the date of this Agreement and the relevant Closing Date (in the latter case constituting a reaffirmation of the statements set forth in the former), in form and substance reasonably satisfactory to the Underwriter, from Ernst & Young LLP with respect to the financial statements and certain financial information contained and incorporated by reference in the Registration Statement and the Prospectus (as such documents may be amended and supplemented at the date of the relevant letter), which letters shall also confirm that they are independent accountants within the meaning of the Securities Act and the Rules and that the response to Item 10 of the Registration Statement is correct insofar as it relates to them.

          (f) The Underwriter shall have received on the relevant Closing Date from

     Orrick, Herrington & Sutcliffe LLP, counsel for the Company, an opinion, addressed to the Underwriter and dated the relevant Closing Date, and stating in effect that:

               (i) The Company is a corporation duly incorporated and validly existing under the laws of the state of Washington, has paid all excise taxes required by the Washington Department of Revenue and is duly authorized to transact business in the corporate form in the state of Washington. The Restated Articles of Incorporation of the Company have been duly adopted by all necessary corporate and shareholder action and have been duly filed with the Secretary of State of the state of Washington.

               (ii) The Company has the requisite corporate power and corporate authority to own its property and to conduct its business as described in the Registration Statement and the Prospectus, to enter into, deliver and perform its obligations under, this Agreement and to issue the Shares.

               (iii) The issuance of the Shares without certificates has been duly authorized by all necessary corporate action. The issuance and sale of the Shares have been duly authorized by the Company and, when issued and delivered in accordance with the terms of this Agreement, the Shares will be validly issued, fully paid and non-assessable, and the issuance of the Shares will not be subject to any statutory or, to such counsel's knowledge, contractual, preemptive or similar rights. The shares of Company Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable and, to such counsel's knowledge, none of such shares were issued in violation of any statutory preemptive or similar rights or of any contractual preemptive or similar rights. There are no preemptive or other rights to subscribe for or to purchase shares of the Company's capital stock and no restrictions upon the voting or transfer of any securities of the Company pursuant to the Company's Restated Articles of Incorporation or its Amended and Restated Bylaws or any agreement or other instrument filed by the Company as an exhibit to the Registration Statement or to any document incorporated by reference therein (collectively, the "Material Contracts"). Except as disclosed in or contemplated by the Prospectus, to such counsel's knowledge, there are no outstanding options, warrants or other rights calling for the issuance of, and no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company. The authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof in the Prospectus.

               (iv) (A) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company. (B) This Agreement has been duly executed and delivered by the Company and is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

               (v) No authorization, consent, approval of or qualification with any governmental authority is required for the execution and delivery of this Agreement by the Company and for the performance by the Company of its obligations hereunder, except such as have been made or obtained under the Securities Act or such as may be required under state or other blue sky laws (as to which such counsel need express no opinion) in connection with the purchase and distribution of the Shares by the Underwriter.

               (vi) The execution, delivery and performance of this Agreement does not, and the issuance of the Shares as contemplated by this Agreement will not, (a) conflict with or violate the Company's Restated Articles of Incorporation or its Amended and Restated Bylaws,
          (b) constitute a breach of or constitute a default under any Material Contract, (c) conflict with or violate any judgment, order or decree of any court or governmental authority of which such counsel have knowledge applicable to the Company or any of its properties, or (d) result in a violation of, or conflict with, any statute, rule or regulation of federal or Washington law by which the Company is bound.

               (vii) To such counsel's knowledge, there are no legal or governmental proceedings that are pending or threatened against the Company or any of its properties that are required to be described in the Prospectus and are not so described, and, to such counsel's knowledge, there is no contract or other document that is required to be described in the Registration Statement or the Prospectus or is required to be filed as an exhibit to the Registration Statement which is not so described or filed as required.

               (viii) The Registration Statement and Prospectus (except the financial statements, schedules and other financial and statistical information contained therein, as to which such counsel need express no opinion) as of their respective dates complied as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, and the documents incorporated by reference in the Prospectus, when filed with the Commission under the Exchange Act, complied as to form in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder.

               (ix) Based solely on verbal advice from the staff of the Commission, the Registration Statement has become effective under the Securities Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or preventing the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or, to such counsel's knowledge, are pending or contemplated under the Securities Act. The Prospectus Supplement has been filed with the Commission pursuant to Rule 424(b) of the Securities Act in the manner and within the time period required by such rule.

               (x) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

               (xi) To such counsel's knowledge, no holder of any security of the Company has any right that has not expired or been exercised or waived to require registration of any security in connection with the offering contemplated by this Agreement.

          In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the federal laws of the United States and the laws of the States of Washington and New York. To the extent deemed advisable by such counsel, they may rely as to matters of fact on certificates of responsible officers of the Company and public officials. Copies of certificates of any public officials shall be furnished to the Underwriter and counsel for the Underwriter.

          In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the Underwriter and representatives of the independent certified public accountants of the Company, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except as specified in the foregoing opinion), on the basis of the foregoing, no facts have come to the attention of such counsel which lead such counsel to reasonably believe that the Registration Statement at the time it became effective (except with respect to the financial statements and notes and schedules thereto and other financial and statistical data, as to which such counsel need express no belief) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus as amended or supplemented (except with respect to the financial statements, notes and schedules thereto and other financial data, as to which such counsel need make no statement) on the date thereof contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (h) All proceedings taken in connection with the sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriter and its counsel and the Underwriter shall have received from Dorsey & Whitney LLP a favorable opinion, addressed to the Underwriter and dated the relevant Closing Date, with respect to the Shares, the Registration Statement and the Prospectus, and such other related matters, as the Underwriter may reasonably request, and the Company shall have furnished to Dorsey & Whitney LLP such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

          (i) The Company shall have furnished or caused to be furnished to the Underwriter such further certificates or documents as the Underwriter shall have reasonably requested.

          (j) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency which would, as of the relevant Closing Date, prevent the issuance or public offering of the Shares; and no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction shall have been issued as of the relevant Closing Date which would prevent the issuance or public offering of the Shares.

          (k) The Company shall not have failed at or prior to the relevant Closing Date to perform or comply in any material respect with any of the agreements herein contained and required to be performed or complied with by the company at or prior to the relevant Closing Date.

          5.   Covenants of the Company.

          (a)  The Company covenants and agrees as follows:

               (i) The Company will prepare a prospectus supplement (the "Prospectus Supplement") setting forth the terms of the offering, sale and plan of distribution of the Shares and additional information concerning the Company and its business in conformity with the Securities Act and the Rules, will file it pursuant to Rule 424(b) of the Rules on or before the second business day after the date of the public offering of the Firm Shares (or such earlier time as may be required by the Rules) (but only if the Underwriter or its counsel has not reasonably objected thereto by notice to the Company after having been furnished a copy a reasonable time prior to filing) and will notify the Underwriter promptly of such filing. The Company will prepare and file a Current Report on Form 8-K including this Agreement as an exhibit thereto.

               (ii) For a period of 90 days from the date of this Agreement, the Company shall promptly advise the Underwriter in writing (A) when any amendment to the Registration Statement shall have been filed or become effective or any subsequent supplement to the Prospectus has been filed, (B) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information, (C) of the issuance of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. During such period, the Company shall not file any amendment to the Registration Statement or supplement to the Prospectus unless the Company has furnished the Underwriter a copy for its review prior to filing and shall not file any such proposed amendment or supplement to which the Underwriter reasonably objects. The Company shall use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

               (iii) If, at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act and the Rules, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Securities Act or the Rules, the Company promptly shall prepare and file with the Commission, subject to the second sentence of paragraph (ii) of this Section 5(a), an amendment or supplement which shall correct such statement or omission or an amendment which shall effect such compliance.

               (iv) The Company shall make generally available to its security holders as soon as practicable, but not later than 45 days after the end of the 12-month period beginning at the end of the fiscal quarter of the Company during which the Effective Date occurs (or 90 days if such 12-month period coincides with the Company's fiscal year), an earning statement (which need not be audited) of the Company, covering such 12-month period, which shall satisfy the provisions of Section 11(a) of the Securities Act or Rule 158 of the Rules.

               (v) The Company shall furnish to the Underwriter and counsel for the Underwriter, without charge, signed copies of the Registration Statement (including all exhibits thereto and amendments thereof) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and all amendments thereof and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act or the Rules, as many copies of the Prospectus and any amendments thereof and supplements thereto as the Underwriter may reasonably request.

               (vi) The Company shall reasonably cooperate with the Underwriter and their counsel in endeavoring to qualify the Shares for offer and sale in connection with the offering under the laws of such jurisdictions as the Underwriter may designate and shall maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Company shall not be required in connection therewith, as a condition thereof, to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation as doing business in any jurisdiction.

               (vii) Without the prior written consent of the Underwriter, for a period of 90 days after the date of this Agreement, the Company shall not issue, sell or register with the Commission (other than on Form S-8 or on any successor form), or otherwise dispose of, directly or indirectly, any equity securities of the Company (or any securities convertible into, exercisable for or exchangeable for equity securities of the Company), except for (A) the issuance of the Shares pursuant to the Registration Statement, (B) the issuance of shares pursuant to the Company's existing stock option plans and employee stock purchase plan as described in the Registration Statement and the Prospectus, (C) the registration of the resale of up to 337,925 shares of Common Stock by the former shareholders of Market Solutions Limited and RevenueLab LLC, (D) the issuance of shares of Common Stock to Ramius Securities, LLC ("Ramius") pursuant to the purchase option granted to Ramius in Section 2.6 of the Common Stock Underwriting Agreement dated as of January 4, 2001 between the Company and Ramius and (E) the issuance of shares of Common Stock of the Company in connection with the acquisition of other businesses or entities, or the assets thereof, which acquisitions are approved in advance by the Board of Directors of the Company, provided, that in no event shall the aggregate number of shares of Common Stock issued pursuant to this
          Section 5(a)(vii)(E) exceed 15% of the shares of Common Stock of the Company outstanding immediately following the closing of the issuance and sale of the Firm Shares. Nothing in this Agreement shall be deemed to require the Company to (x) deregister any shares of Common Stock covered by the Registration Statement but not sold to the Underwriter or (y) terminate its agreements with Ramius.

               (viii) On or before completion of this offering, the Company shall make all filings required under applicable securities laws and by the Nasdaq National Market (including any required registration under the Exchange Act).

               (ix) The Company will apply the net proceeds from the offering of the Shares in the manner set forth under "Use of Proceeds" in the Prospectus.

               (x) During the period when the Prospectus is required to be delivered under the Act or the Exchange Act, the Company will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the Exchange Act Rules.

               (xi) The Company will use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the relevant Closing Date and to satisfy all conditions precedent to the delivery of the Securities.

          (b) The Company agrees to pay, or reimburse if paid by the Underwriter, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the public offering of the Shares and the performance of the obligations of the Company under this Agreement including those relating to: (i) the preparation, printing, filing and distribution of the Registration Statement including all exhibits thereto, the Prospectus, all amendments and supplements to the Registration Statement and the Prospectus, and the printing, filing and distribution of this Agreement;
     (ii) the preparation and delivery of certificates for the Shares to the Underwriter; (iii) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the various jurisdictions referred to in Section 5(a)(vi), including the reasonable fees and disbursements of counsel for the Underwriter in connection with such registration and qualification and the preparation, printing, distribution and shipment of preliminary and supplementary Blue Sky memoranda; (iv) the furnishing (including costs of shipping and mailing) to the Underwriter of copies of the Prospectus and all amendments or supplements to the Prospectus, and of the several documents required by this Section to be so furnished, as may be reasonably requested for use in connection with the offering and sale of the Shares by the Underwriter or by dealers to whom Shares may be sold; (v) the filing fees of the NASD in connection with its review of the terms of the public offering and reasonable fees and disbursements of counsel for the Underwriters in connection with such review (provided, that the Company shall not be required by Section 5(b)(iii) and this Section 5(b)(v) to reimburse the Underwriter for more than an aggregate of $20,000 of counsel fees); (vi) inclusion of the Shares for quotation on the Nasdaq National Market; and
     (vii) all transfer taxes, if any, with respect to the sale and delivery of the Shares by the Company to the Underwriter. Subject to the provisions of
     Section 8, the Underwriter agrees to pay, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the performance of the obligations of the Underwriter under this Agreement not payable by the Company pursuant to the preceding sentence, including, without limitation, the fees and disbursements of counsel for the Underwriter.

          6.   Indemnification.

          (a) The Company agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of
     Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or any amendment thereof or supplement thereto, or in any Blue Sky application or other information or other documents executed by the Company filed in any state or other jurisdiction to qualify any or all of the Shares under the securities laws thereof (any such application, document or information being hereinafter referred to as a "Blue Sky Application") or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) in whole or in part upon any material breach of the representations and warranties set forth in Section 3 hereof, or (iii) in whole or in part upon any failure of the Company to materially perform any of its obligations hereunder or under law; provided, however, that such indemnity shall not inure to the benefit of the Underwriter (or any person controlling the Underwriter) on account of any losses, claims, damages or liabilities arising from the sale of the Shares to any person by the Underwriter if such untrue statement or omission or alleged untrue statement or omission was made in the Registration Statement or the Prospectus, or such amendment or supplement thereto, or in any Blue Sky Application in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter specifically for use therein.

          (b) The Underwriter agrees to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of
     Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company, and each officer of the Company who signs the Registration Statement, to the same extent as the foregoing indemnity from the Company to the Underwriter, but only insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which was made in the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter specifically for use therein; provided, however, that the obligation of the Underwriter to indemnify the Company (including any controlling person, director or officer thereof) shall be limited to the net proceeds received by the Company from the Underwriter.

          (c) Any party that proposes to assert the right to be indemnified under this Section will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. No indemnification provided for in Section 6(a) or 6(b) shall be available to any party who shall fail to give notice as provided in this Section 6(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under this Section. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party and the payment of such counsel's fees by the indemnifying party has been authorized in writing by the indemnifying parties, (ii) the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying parties. An indemnifying party shall not be liable for any settlement of any action, suit, proceeding or claim effected without its written consent, which consent shall not be unreasonably withheld or delayed.

          7. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in
Section 6(a) or 6(b) is due in accordance with its terms but for any reason is held to be unavailable to or insufficient to hold harmless an indemnified party under Section 6(a) or 6(b), then each indemnifying party shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by any person entitled hereunder to contribution from any person who may be liable for contribution) to which the indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Shares or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in
Section 6 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriter shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts but before deducting expenses) received by the Company as set forth in the table on the cover page of the Prospectus, bear to
(y) the underwriting discounts received by the Underwriter, as set forth in the table on the cover page of the Prospectus. The relative fault of the Company or the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact related to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation

(even if the Underwriter were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 7, (i) in no case shall the Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by the Underwriter hereunder and (ii) the Company shall be liable and responsible for any amount in excess of such underwriting discount; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this
Section 7, each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as the Underwriter, and each person, if any, who controls the Company within the meaning of the Section 15 of the Securities Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) in the immediately preceding sentence of this
Section 7. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent.

          8. Termination. This Agreement may be terminated by the Underwriter effective immediately upon written notice to the Company with respect to the
Shares:

          (a) in the absolute discretion of the Underwriter at or before any Closing Date: (i) if on or prior to such date, any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Underwriter will in the future materially disrupt, the securities markets; (ii) if there has occurred any new outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Underwriter, inadvisable to proceed with the offering;
     (iii) if there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the judgment of the Underwriter, inadvisable or impracticable to market the Shares; (iv) if trading in the Shares has been suspended by the Commission or trading generally on the New York Stock Exchange, Inc., on the American Stock Exchange, Inc. or the Nasdaq National Market has been suspended or limited, or minimum or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities have been required, by said exchanges or by order of the Commission, the National Association of Securities Dealers, Inc., or any other governmental or regulatory authority;

     or (v) if a banking moratorium has been declared by any state or Federal authority; or (vi) if there has occurred a Material Adverse Effect or any development involving a prospective Material Adverse Effect which would, in the reasonable judgment of the Underwriter, make it inadvisable or impracticable to proceed with the offering; or

          (b) at or before any Closing Date, if any of the conditions specified in Section 4 shall not have been fulfilled when and as required by this Agreement.

          If this Agreement is terminated pursuant to any of its provisions, the Company shall not be under any liability to the Underwriter, and the Underwriter shall not be under any liability to the Company, except that (y) if this Agreement is terminated by the Underwriter pursuant to Section 8(a)(vi) or because of any failure, refusal or inability on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company will reimburse the Underwriter for all reasonable out-of-pocket expenses (including the reasonable fees and disbursements of its counsel) incurred by it in connection with the proposed purchase and sale of the Shares or in contemplation of performing its obligations hereunder and (z) if the Underwriter failed or refused to purchase the Shares agreed to be purchased by it under this Agreement, without some reason sufficient hereunder to justify cancellation or termination of its obligations under this Agreement, it shall not be relieved of liability to the Company for damages occasioned by its failure or refusal, it being agreed that any termination pursuant to Section 8(a) or Section 8(b) shall in all events constitute sufficient reason.

          9. Miscellaneous. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriter set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or the Company or any of the officers, directors or controlling persons referred to in Sections 6 and 7 hereof, and shall survive delivery of and payment for the Shares. The provisions of Sections 5(b), 6, 7 and 8 shall survive the termination or cancellation of this Agreement.

          This Agreement has been and is made for the benefit of the Underwriter, the Company and their respective successors and assigns, and, to the extent expressed herein, for the benefit of persons controlling the Underwriter, or the Company, and directors and officers of the Company, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser of Shares from the Underwriter merely because of such purchase.

          All notices and communications hereunder shall be in writing and mailed or delivered or by telephone or telegraph if subsequently confirmed in writing, (a) if to the Underwriter, c/o Dain Rauscher Wessels, a division of Rauscher Incorporated, 60 South Sixth Street, Minneapolis, Minnesota 55402,
Attention: Jim Martin, with a copy to Jonathan B. Abram, Dorsey & Whitney LLP, 220 South Sixth Street, Minneapolis, Minnesota 55402, and (b) if to the Company, to Onyx Software Corporation, 3180 139th Avenue SE, Suite 500, Bellevue, Washington 98005 Attention: Brent Frei, with a copy to Orrick, Herrington & Sutcliffe LLP, 701 Fifth Avenue, Suite 6500, Seattle, Washington 98104,
Attention: Stephen M. Graham and Alan C. Smith.

          This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws.

          This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          Please confirm that the foregoing correctly sets forth the agreement among us.

                                      Very truly yours,

                                      ONYX SOFTWARE CORPORATION



                                      By    /s/ Amy Kelleran
                                      -------------------------------------

                                      Name    Amy Kelleran
                                      -------------------------------------

                                      Its   Interim CFO and Asst. Secretary
                                      -------------------------------------



Confirmed:

DAIN RAUSCHER WESSELS
  a division of Dain Rauscher Incorporated



By      /s/ Wade Massad
  ------------------------------
 Title:     Wade Massad
       Sr. Managing Director